Naturade, Inc.
14370 Myford Road Irvine, CA 92606
(714) 573-4800 FAX (714) 573-4818
e-mail: Skasprisin@Naturade.com

NEWS #2005-2	For:	Naturade (OTC BB: NRDC)

Contact: Steve Kasprisin, COO/CFO, Naturade, Inc. (714) 573-4800 ext. 206

Naturade Inc.
Announces Acquisitions and Financial Reorganization

IRVINE, CA – 29 July 05 – Naturade, Inc. (OTC BB: NRDC), the (“Company”), a leading supplier of natural products to improve consumer health, announced today that it has agreed to acquire two leading nutraceutical companies and has completed a financial reorganization as a next step in its strategy of using both internal growth and acquisition to build a portfolio of well-regarded natural brands backed by scientific support. Bill Stewart, Naturade CEO, and the existing Naturade management team has assumed full responsibility for the sales and marketing of The Ageless Foundation, Inc. (“Ageless”) brands including Ultra-Max HGH anti-aging products and of Symbiotics, Inc. (“Symbiotics”) New Life Colostrum products sold through retailer, direct, international and professional channels.

Reorganization
Key elements of the reorganization are:

•	Quincy Investments Corp. (“Quincy”) negotiated, and arranged the financing for, the acquisition by the Company of selected assets of The Ageless Foundation, Inc., Symco, Inc. and Symbiotics, Inc. collectively;

•	Quincy will remain a co-obligor on, and a principal of Quincy will guarantee, the payment of a portion of the purchase price of each such acquisition;

•	The Company established the rights of a new Series C Convertible Preferred Stock (the “Series C”);

•	The Company issued to Quincy (i) 30,972,345 shares of Common Stock, (ii) warrants to purchase

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14,000,000 shares of Common Stock (the “Quincy Warrants”), and (iii) 4,200,000 shares of Series C;

•	Health Holdings & Botanicals, LLC (“HHB”) surrendered the 41,054,267 shares of Common Stock held by it for conversion into (i) 12,600,000 shares of Series C and (ii) a warrant to purchase 10,000,000 shares of Common Stock (the “HHB Warrant”);

•	Westgate Equity Partners, L.P. (“Westgate”) surrendered the 13,540,723 shares of Series B Convertible Preferred Stock (the “Series B”) held by it, including any accrued and unpaid dividends, for conversion into 4,200,000 shares of Series C;

•	HHB, Bill D. Stewart and David A Weil extended the term of the Secured Promissory Notes issued to them pursuant to that certain Loan Agreement dated April 23, 2003, from December 31, 2005 to December 31, 2006;

•	The Company granted to HHB, Westgate and Quincy certain registration rights with respect to the Common Stock issuable upon conversion of the Series C or exercise of the HHB Warrant or the Quincy Warrants; and

•	Quincy granted to HHB and Westgate certain co-sale rights.

As a result of the reorganization, Quincy owns 30,972,345 shares of Common Stock and 4,200,000 shares of Series C, or 78.9% of the voting power of the Common Stock, 20.0% of the voting power of the Series C, and 58.4% of the combined voting power of the Common Stock and the Series C.

Acquisitions

The Company has agreed to purchase certain assets of Symbiotics. The Company will (a) assume accounts payable subject to a final working capital calculation and the obligations of certain contracts, (b) pay all outstanding amounts owed under certain credit facilities, (c) issue a promissory note in the amount of

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$2.0 million less the amount necessary to repay the credit facilities and subject to working capital adjustments, (d) pay $60,000 in cash in fifteen days from closing date and an additional $60,000 thereafter until the note is paid in full, and (e) pay ten percent (10%) of the amount of the increase in contribution margin over a baseline amount of $2 million on the sales of products for each 12 month period during a three (3) year period from closing date.

The Company also has agreed to purchase certain assets of Ageless. The Company will (a) assume accounts payable subject to a final working capital calculation, (b) assume an obligation to an employee of Ageless in the amount of $600,000, and (c) issue a promissory note in the amount of $700,000 subject to working capital adjustments.

The Company also has agreed to enter into consulting agreements with certain key employees of Symbiotics and Ageless. Naomi Balcombe, President and Founder of Ageless, and Douglas Wyatt, President and Founder of Symbiotics will continue with Naturade to facilitate the continued quality and success of these brands.

The terms of the reorganization and the acquisitions are described in detail in a Form 8-K filed by the Company with the Securities and Exchange Commission on July 28, 2005.

“We expect to quickly integrate the acquired brands into Naturade, realizing a significant increase in contribution margin,” said Bill Stewart, Naturade CEO. “We see significant potential to expand Ageless and Symbiotics products from the approximately 2,000 health food stores where they currently hold distribution into the much broader network of over 20,000 outlets where Naturade products are currently authorized.”

Peter H. Pocklington, the principal stockholder of Quincy and Naturade said, “My goal is to make Naturade a much larger company in time through the acquisition of consumer brands sold in the natural

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channels in which the company operates. I decided to

focus on this industry because of my personal belief in the potential of natural solutions and because there are so many small companies who would be able to prosper as part of larger organization that could provide the financial support they need.”

Pocklington added, “We’ve already started the search for the next group of acquisitions that we hope to accomplish. I have great confidence in Bill Stewart and the talented management team that he has assembled to be able to quickly integrate these businesses as part of my vision of Naturade as a powerhouse of natural brands.”

For more information about Mr. Pocklington’s 40 years of business success including the acquisition and successful operation of over 50 companies, go to: www.PeterPocklington.com

Financing

In conjunction with the reorganization, the Company entered into a $4,000,000 convertible financing facility with Laurus Master Fund, Ltd. (“Laurus Funds”) replacing its current credit facility and providing additional working capital for operations and future acquisitions. Additional details about the Laurus Funds financing can be found in a Form 8-K to be filed by the Company with the Securities and Exchange Commission on August 1, 2005 and in the Company’s press release 2005-1 issued on July 28, 2005.

Headquartered in Irvine, Calif., Naturade –since 1926—has been well known for its commitment to improve the health and well being of consumers with innovative, natural products. Naturade’s focus is on building consumer recognizable brands backed by strong science and making them widely available through mass merchandiser and club stores, drug and food stores, health food stores and natural supermarkets throughout the U.S. and Canada, including Wal*Mart, Sam’s Club, Walgreen, Kroger, Albertsons, GNC, Vitamin Shoppe, Whole Foods and Wild Oats. Its premier brand, Naturade Total Soy®, is a line of meal replacement powders for weight loss and cholesterol reduction. Well known for over 50 years of leadership in soy protein, the Company also markets a complete line of Naturade® brand protein boosters for low

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carbohydrate dieters and a line of safe, natural weight loss products under the Diet Lean™ brand name. The company recently gained national distribution for its ReVivex™ line of products for arthritis pain relief and joint health as the first brand available in U.S. retail stores to offer the new clinically tested ingredient
Celadrin®. Naturade’s other brands include Calcium Shake™, Power Shake® and Expec®, For more information, go to: www.naturade.com

Symbiotics, Inc., headquartered in Sedona, Arizona, is the leading U.S. supplier of Colostrum products. The company sells its products through distributors and direct to natural products and health food stores, on-line retailers, gyms and fitness centers worldwide under the brand names New Life Colostrum™, New Life Colostrum Plus™, New Life TryptoZen™, New Life GastroSHIELD™,

New Life Diet™, SuperCharger, Manno’s PRO-Gram™ TherapeuticSolutions™ and Age Defiance™. For more information, go to www.Symbiotics.com

The Ageless Foundation, Inc., headquartered in Miami Beach, Florida, is committed to the belief that anti-aging is not about how long you live, but how great you look and feel at any age. The company’s premier brand, Ultra Max HGH™ with Alphatrophin®, has been shown in clinical studies to increase natural human growth hormone levels that decline as we age. The Ultra Max HGH brand offers a range of product choices including Gold, Gold Daytime, New Original and Vegetarian. Other Ageless brands include Revive™ Rejuvenation Formula and Angio-Mix Immune Support. For more information, go to: www.AgelessFoundation.com

Forward-looking Statements

All statements in this press release that are not statements of historical fact are forward-looking statements, including any projections of earnings, revenue, or other financial items, any statements of the plans, strategies, and objectives of management for future operations, marketing or sales, any statements concerning proposed new products, services or developments, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following:

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the fact that our accountants have expressed doubt about our ability to continue as a going concern related to an expectation of further losses and future needs for financing and access to borrowing, changing consumer preferences for diet and nutritional products, our dependence on key customers, our dependence on third-party manufacturers, government regulations that could affect our products, our ability to identify suitable strategic partners, our ability to successfully integrate the assets of Ageless and Symbiotics into our operations, without substantial costs, delays or other difficulties, our ability to realize the anticipated synergies by the addition of the Symbiotics and Ageless brands, our ability to successfully sell and market the Symbiotics and Ageless products and expand their distribution network, our ability to identify suitable targets for future acquisitions, our ability to grow internally, the adequacy of the $4.0 million convertible financing facility with Laurus Funds in supporting our internal growth and potential future acquisitions, our ability to obtain additional financing for potential future acquisitions, competition, our dependence on key personnel, labeling or promotion risks associated with the mass market, the effect of closely controlled stock, the pace of technological change, possible interruptions in our business resulting from the U.S. government’s response to terrorism, variability of quarterly results, product liability exposure, reduced sales in the dietary supplement industry, the effect of adverse publicity, our ability to protect our intellectual property, the rate of consumer acceptance of new product introductions, stock price volatility, and other risk factors that may be detailed from time to time in the Company’s documents filed with the Securities and Exchange Commission. Naturade does not undertake any obligation to update these forward-looking statements for actual results and future events, and does not intend to do so.

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